Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-248089, 333-208500, 333-150944, 333-142745, 333-136705, 333-113914, 333-104711, 333-64552, 333-59842, 333-55822, 333-35730, 333-32460, 333-93591, 333-92159 and 333-87505) and Form S-3 (Nos. 333-265087 and 333-236329) of SWK Holdings Corporation of our report dated March 31, 2023 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BPM LLP

San Francisco, California

March 31, 2023